Exhibit 10.7

                              CONSULTING AGREEMENT

Between           Phoenix Resources Technologies, Inc.     (Hereafter "Company")
                  15945 Quality Trail North
                  Scandia, MN  55073
                  United States

and               The Geneva Group, Inc.               (Referred to as "Geneva")
                  600 Brickell Avenue, Suite 400
                  Miami, FL 33131

Whereas, The Company desires to retain the services of Geneva to secure Dual-listing on the Third Segment of the Frankfurt Stock Exchange (Freiverkehr) and have Geneva provide related consulting services; and,

Whereas, Geneva desires to enter into a consulting agreement to assist the Company in listing its shares on the Third Segment of the Frankfurt Stock Exchange (Freiverkehr).

NOW THEREFORE, in consideration of the foregoing and the mutual promises herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Geneva, upon receipt of escrow deposit referenced in section 3(a) and all documentation listed in Exhibit "A" attached hereto, Geneva will use its best efforts to seek a listing of the Company's shares on the Third Segment of the Frankfurt Stock Exchange (Freiverkehr). These listing services shall include the following:

(a) Exchange Listing: Listing the Company's shares on the Third Segment of the Frankfurt Stock Exchange (Freiverkehr) including all application and filing fees and the initial cost to the Specialist firm that will act as the Company's local Market Maker on the Exchange.

(b) Announcement: in German of your listing approval to all Free Brokers admitted to the Frankfurt Stock Exchange and a brief summary of the Company's business. (Usually under 400 words.)

(c) Full Press Release: Translated in German, announcing the listing approval that is distributed through BusinessWire's European Financial Network and our network of money managers, research firms, investors and institutional brokers throughout the European Financial Community.

2. Geneva shall also provide consulting services during the twelve month period following the approval of the listing which services may include:

     (a) Acting as the liaison for the Company with the Specialist in Germany concerning the listing and any follow-up matters.

     (b) Introduction to an established investor relations firm in Germany and helping structure the services that firm will provide in Europe.

     (c) At Geneva's sole cost and expense it will have its attorney prepare this consulting agreement between Geneva and the Company as well as a public relations/investor relations contract to be executed by the Company and the IR firm in Germany (TeamWork Kommunikations, GmbH).

     (d) Evaluating and advising the Company concerning any European financing proposals, strategic relationships and business opportunities the Company may receive. If the Company is interested in pursuing any of the above proposals, then a separate fee agreement for such consulting services shall be mutually agreed upon between the parties in advance. Any additional consulting agreements to be entered into by the parties shall be drafted by Geneva's attorney at Geneva's sole cost and expense.

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3.       Geneva's remuneration for the above listing services outlined will be as follows:

         (A) (i) Upon the signing of this agreement the Company shall wire $10,000 USD in cash to Joseph B. LaRocco, Esq., as Escrow Agent. Once the Company has been approved for listing on the Freiverkehr, Joseph B. LaRocco, Esq. shall release the $10,000 per Geneva's instructions. (ii) Within five (5) business days after approval of listing on the Freiverkehr, the Company shall deliver to Geneva per its written instructions 20,000 shares of restricted (Rule 144 of the Securities Act of 1933) common stock (the "Shares") of the Company. The Shares shall be issued to "The Geneva Group, Inc." (or its assigns) with piggyback registration rights. Once the Shares have been registered, or after the one year period applicable under Rule 144, which ever shall occur first, the Company shall, at its sole cost and expense, have its attorney issue an opinion letter for the removal of the legend and release all stop transfer instructions on the Shares. (iii) 30 days after approval of listing on the Freiverkehr, Company shall wire to Geneva, per its written instructions, an additional $10,000 USD.

         (B) In the event the Company has not been approved for listing on a German Stock Exchange within 45 calendar days from the date the escrow agent receives the $10,000 then this agreement may be canceled by the Company and the $10,000 received in escrow shall be returned in full, without interest, by Joseph B. LaRocco, Esq. to the Company.

 4. Indemnification. The Company agrees to indemnify and hold the escrow agent, Geneva, its attorneys and all of its officers, directors, employees, affiliates and agents harmless from and against any and all manner of actions, causes of action, claims, demands, costs, damages, liabilities, losses, obligations and expenses (including actual attorney's fees) arising or resulting from or related to Geneva's performance of the services pursuant hereunder, unless they are due to breach of this agreement or gross negligence or willful misconduct of Geneva. Geneva agrees to indemnify and hold the Company, its attorneys and all of its officers, directors, employees, affiliates and agents harmless from and against any and all manner of actions, causes of action, claims, demands, costs, damages, liabilities, losses, obligations and expenses (including actual attorney's fees) arising or resulting from or related to Geneva's performance of the services pursuant hereunder, unless they are due to misrepresentations or breach of this agreement by the Company.

5. Law, Forum and Jurisdiction. This agreement shall be construed and interpreted in accordance with the laws of the State of Florida. The parties agree that any dispute arising under or with respect to or in connection with this agreement, whether during the term of this agreement or at any subsequent time, shall be resolved fully and exclusively by binding arbitration in accordance with the commercial rules then in force of the American Arbitration Association and the proceedings taking place in Miami, Florida.

6. Attorney's Fees. In the event that any party institutes any action to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be entitled to reimbursement from the non-prevailing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

7. Confidentiality. The Company and Geneva agree that unless and until mutually agreed upon, they and their representatives will hold in strict confidence all data and information obtained with respect to the other party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except:

                  (i) to the extent such data or information are a matter of public knowledge or are required by law to be published; and,

                  (ii) to the extent that such data or information  must be used
                  or  disclosed  in  order  to   consummate   the   transactions
                  contemplated by this Agreement.

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8.       Entire  Agreement.  This  agreement  represents  the  entire  agreement between the parties hereto relating to the subject matter hereof. This agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof and there are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto. This agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Wherefore, the parties have executed this Agreement this 24th day of March 2000.

The Geneva Group, Inc.                      Phoenix Resources Technologies, Inc.


By: /s/ Michael Bardakjy                    By: /s/ Ben Traub
    ---------------------                      ---------------------
        Michael Bardakjy                            Ben Traub
        Its: President                              Its: President



    /s/ Joseph B. LaRocco, Esq.
---------------------------------------
Joseph B. LaRocco, Esq. as Escrow Agent



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                                   EXHIBIT "A"

          Information required for listing approval on the Third Segment of the Frankfurt Stock Exchange:

1. The Company's latest Form 10K or Annual Report

2. Corporate brochure or corporate overview (if available)

3. Last 6 months press releases

4. Copies of any media or analyst reports (if available)

5. Standard & Poor listing sheet (if available)

6. A letter on the Company's letterhead addressed to the specialist firm in Germany indicating the Company's agreement for listing their shares on a German Stock Exchange. A sample letter will be sent to the Company after execution of this agreement.

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